UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 7, 2024
Hamilton Lane Incorporated
(Exact Name of Registrant as specified in its charter)

Delaware	001-38021	26-2482738
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 Washington Street,	Suite 1300
Conshohocken,	PA	19428
(Address of principal executive offices)		(Zip Code)
 (610) 934-2222
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	HLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01. Entry into a Material Definitive Agreement.
Private Placement of Senior Notes
On October 8, 2024, Hamilton Lane Advisors, L.L.C. (“HLA”), the operating subsidiary of Hamilton Lane Incorporated, issued $100,000,000 aggregate principal amount of its 5.28% senior notes due October 15, 2029 (the “Notes”), pursuant to a note purchase agreement (the “Note Purchase Agreement”) dated as of October 8, 2024, among HLA and the purchasers party thereto in a private placement (the “Current Private Placement”) exempt from registration under the Securities Act.
Interest on the Notes will be payable semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2025. Interest on the Notes will accrue from and including October 8, 2024. The Notes will mature on October 15, 2029.
HLA intends to use the net proceeds from the issue and sale of the Notes for general corporate purposes, including but not limited to seeding new funds and creating new products.
HLA may, at its option, prepay all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding at a redemption price equal to 100% of the principal amount thereof plus the applicable “make-whole amount” and accrued and unpaid interest to the redemption date. Upon the occurrence of a change of control, HLA will be obligated to make an offer to holders to repurchase the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date.
The Note Purchase Agreement contains certain covenants, including (i) a Consolidated Leverage Ratio (as defined in the Note Purchase Agreement) of 3.50 to 1.00 as of March 31 and September 30 of each calendar year (each, a “Test Date”), (ii) a minimum annual Management Fees (as defined in the Note Purchase Agreement) covenant as of each Test Date of not less than the greater of (a) $185,000,000 and (b) the amount equal to 80% of the Management Fees received by HLA during the six calendar month period ended on the immediately preceding Test Date, and other customary covenants.
The Note Purchase Agreement also provides for customary events of default which, if any occur and is continuing, could permit or require the principal of and premium, if any, and interest on the Notes to become or to be declared due and payable immediately.
The foregoing description of the Note Purchase Agreement and the Notes does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the Notes, the forms of which are filed herewith as Exhibit 4.1.
Credit Facility Amendments
On October 7, 2024, HLA entered into:
(i) a First Amendment to Multi-Draw Term Loan and Security Agreement (the “First Amendment to 2022 Term Loan Agreement”) with JPMorgan Chase Bank, N.A., amending the Multi-Draw Term Loan and Security Agreement, dated as of October 20, 2022, between First Republic Bank and HLA (the “2022 Term Loan Agreement”);
(ii) a Fourth Amendment to Multi-Draw Term Loan and Security Agreement (the “Fourth Amendment to 2020 Term Loan Agreement”) with JPMorgan Chase Bank, N.A., amending the Multi-Draw Term Loan and Security Agreement, dated as of March 24, 2020, between First Republic Bank and HLA (as previously amended, the “2020 Term Loan Agreement”);
(iii) a Fourth Amendment to Revolving Loan and Security Agreement (the “Fourth Amendment to 2017 Revolving Loan Agreement”) with JPMorgan Chase Bank, N.A., amending the Revolving Loan and Security Agreement, dated as of August 23, 2017, between First Republic Bank and HLA (as previously amended, the “2017 Revolving Loan Agreement”); and
(iv) a Fifth Amendment to Term Loan and Security Agreement (the “Fifth Amendment to 2017 Term Loan Agreement” and, together with the First Amendment to 2022 Term Loan Agreement, Fourth Amendment to 2020 Term Loan Agreement, and Fourth Amendment to 2017 Revolving Loan Agreement, the “Amendments”) with JPMorgan Chase Bank, N.A., amending the Term Loan and Security Agreement, dated as of August 23, 2017, between First Republic Bank and HLA (as previously amended, the “2017 Term Loan Agreement” and, together with the 2022 Term Loan Agreement, the 2020 Term Loan Agreement, and the 2017 Revolving Loan Agreement, the “Loan Agreements”).

The Loan Agreements are cross-collateralized and cross-defaulted and the aggregate principal amount of loans that may be outstanding under all of the Loan Agreements is subject to an aggregate cap of $325 million (the “Cap”).
Each of the Amendments updates the parties to the respective Loan Agreement to reflect that JPMorgan Chase Bank, N.A. is the successor-in-interest to First Republic Bank.
The 2022 Term Loan Agreement provides for term loans in the aggregate principal amount of $75 million, subject to the Cap. Borrowings under the 2022 Term Loan Agreement accrue interest at a rate equal to the greater of (a) the Prime Rate (as defined therein) minus 1.50% and (b) 3.00%. The First Amendment to 2022 Term Loan Agreement, among other things, (a) changes the maturity date for the term loans to the earlier of (i) five business days prior to the earlier of the date the Notes or any notes (“Subsequent Notes”) issued and sold pursuant to note purchase agreements dated after October 8, 2024 (“Subsequent Note Purchase Agreements”) in subsequent private placements (“Subsequent Private Placements and, together with the Current Private Placement, the “Private Placements”) mature, are repaid, or are redeemed, unless refinanced, or (ii) October 1, 2029 and (b) provides that any proceeds received by HLA pursuant to Subsequent Private Placements shall be used to prepay outstanding loans thereunder. In addition, the First Amendment to 2022 Term Loan Agreement provides for a replacement base rate in the event the Prime Rate is unavailable. The First Amendment to 2022 Term Loan Agreement also (a) modifies the covenants requiring HLA to maintain (i) a specified amount of management fees in each semi-annual period, (ii) a specified amount of adjusted EBITDA minus dividend distributions (other than tax distributions), on a trailing six-month basis, tested semi-annually, and (iii) a specified tangible net worth for each twelve-month period, tested semi-annually, (b) modifies the covenant prohibiting HLA from, directly or indirectly, incurring additional indebtedness to permit, among other things, (i) indebtedness incurred in connection with Private Placements, (ii) indebtedness incurred in connection with certain repurchase facilities, and (iii) certain unsecured guarantees of debt subject to a cap of $25 million, and (c) modifies the events of default to include an “event of default” as defined in the Note Purchase Agreement or any Subsequent Note Purchase Agreements.
The 2020 Term Loan Agreement provides for term loans in the aggregate principal amount of $100 million, subject to the Cap. Borrowings under the 2020 Term Loan Agreement accrue interest at a rate of 3.50%. The Fourth Amendment to 2020 Term Loan Agreement, among other things, changes the maturity date for the term loans to the earlier of (i) five business days prior to the earlier of the date the Notes or any Subsequent Notes mature, are repaid, or are redeemed, unless refinanced, or (ii) April 1, 2030. The Fourth Amendment to 2020 Term Loan Agreement also modifies certain financial and debt covenants applicable to HLA and events of default in a manner similar to the First Amendment to 2022 Term Loan Agreement.
The 2017 Revolving Loan Agreement provides for revolving loans up to an aggregate principal amount of $50 million, subject to the Cap. Borrowings under the 2017 Revolving Loan Agreement accrue interest at a rate equal to the greater of (a) the Prime Rate (as defined therein) minus 1.50% and (b) 2.25%. The Fourth Amendment to 2017 Revolving Loan Agreement, among other things, changes the maturity date for the revolving loans to the earlier of (i) five business days prior to the earlier of the date the Notes or any Subsequent Notes mature, are repaid, or are redeemed, unless refinanced, or (ii) October 7, 2027. The Fourth Amendment to 2017 Revolving Loan Agreement also provides for a replacement base rate in the event the Prime Rate is unavailable and modifies certain financial and debt covenants applicable to HLA and events of default in a manner similar to the First Amendment to 2022 Term Loan Agreement.
The 2017 Term Loan Agreement provides for term loans in the aggregate principal amount of $100 million, subject to the Cap. Borrowings under the 2017 Term Loan Agreement accrue interest at a rate equal to the greater of (a) the Prime Rate (as defined therein) minus 1.25% and (b) 3.00%, subject to reduction in certain conditions. The Fifth Amendment to 2017 Term Loan Agreement, among other things, changes the maturity date for the term loans to the earlier of (i) five business days prior to the earlier of the date the Notes or any Subsequent Notes mature, are repaid, or are redeemed, unless refinanced, or (ii) July 1, 2029. The Fifth Amendment to 2017 Term Loan Agreement also provides for a replacement base rate in the event the Prime Rate is unavailable and modifies certain financial and debt covenants applicable to HLA and events of default in a manner similar to the First Amendment to 2022 Term Loan Agreement.
The foregoing descriptions do not purport to be complete and are qualified in their entirety by reference to the respective new agreements, which are filed as Exhibits 10.2, 10.3, 10.4, and 10.5 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of 5.28% senior notes due October 15, 2029 (included in Exhibit 10.1)
10.1º	Note Purchase Agreement, dated October 8, 2024, among Hamilton Lane Advisors, L.L.C. and the purchasers party thereto.
10.2º	First Amendment to Multi-Draw Term Loan and Security Agreement, dated October 7, 2024, between JPMorgan Chase Bank, N.A. and Hamilton Lane Advisors, L.L.C.
10.3º	Fourth Amendment to Multi-Draw Term Loan and Security Agreement, dated October 7, 2024, between JPMorgan Chase Bank, N.A. and Hamilton Lane Advisors, L.L.C.
10.4º	Fourth Amendment to Revolving Loan and Security Agreement, dated October 7, 2024, between JPMorgan Chase Bank, N.A. and Hamilton Lane Advisors, L.L.C.
10.5º	Fifth Amendment to Term Loan and Security Agreement, dated October 7, 2024, between JPMorgan Chase Bank, N.A. and Hamilton Lane Advisors, L.L.C.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)
º Confidential information in this exhibit has been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMILTON LANE INCORPORATED

Date: October 11, 2024

	By:	/s/ Lydia A. Gavalis
		Name:	Lydia A. Gavalis
		Title:	General Counsel and Secretary